  Exhibit 99.1
NEWS RELEASE

Yuma Energy, Inc. Provides an Update to its Liquidity and Operations, and Reports Second Quarter 2018 Financial Results

HOUSTON, TX – (PR Newswire – August 9, 2018) – Yuma Energy, Inc. (NYSE American: YUMA) (the “Company” or “Yuma”) today provided information related to its liquidity and operations. The Company also reported its financial results for› the quarter ended June 30, 2018.

Liquidity

As previously reported, the Company initiated several strategic alternatives to remedy its limited liquidity (defined as cash on hand and undrawn borrowing base), its financial covenant compliance issues, and to provide it with additional working capital to develop its existing assets. During the second quarter, the Company entered into an Asset Purchase and Sale Agreement on May 21, 2018 regarding its Kern County, California properties, including the sale of all of the Company’s oil and gas properties, fee properties, land, buildings, other property and equipment in consideration of $4.7 million in gross proceeds and the buyer’s assumption of certain plugging and abandonment liabilities. The transaction is scheduled to close by August 31, 2018. Upon the closing of the transaction, it is anticipated that the majority of the proceeds will be applied to the repayment of borrowings under the Company’s credit facility. In addition, the Company has reduced its personnel by eight employees since December 31, 2017, a 24% decrease, including five positions that were eliminated on June 30, 2018. This brings the Company’s headcount to 26 employees as of June 30, 2018. It should also be noted that, during the second quarter of 2018, the Company took additional steps to further reduce its general and administrative costs by reducing subscriptions, consultants and other non-essential services, as well as eliminating certain of its capital expenditures planned for 2018.

Additionally, the Company plans to take further steps to remedy its limited liquidity which may include, but are not limited to, further reducing or eliminating capital expenditures; entering into additional commodity derivatives for a portion of the Company’s anticipated production; further reducing general and administrative expenses; selling certain non-core assets; seeking merger and acquisition related opportunities; and potentially raising proceeds from capital markets transactions, including the sale of debt or equity securities. There can be no assurance that the exploration of strategic alternatives will result in a transaction or otherwise remedy the Company’s limited liquidity.

The Company has borrowings under its credit facility which require, among other things, compliance with certain financial ratios and covenants.  Due to operating losses the Company sustained during recent quarters, at June 30, 2018 the Company was not in compliance under the credit facility with its (i) total debt to EBITDAX covenant for the trailing four quarter period, (ii) current ratio covenant, (iii) EBITDAX to interest expense covenant for the trailing four quarter period, and (iv) the liquidity covenant requiring the Company to maintain unrestricted cash and borrowing base availability of at least $4.0 million. In addition, due to this non-compliance, the Company classified its entire bank debt as a current liability in its financial statements as of June 30, 2018. On July 31, 2018, the Borrowers entered into the Waiver and Third Amendment to Credit Agreement (the “Third Amendment”) with the Lender. Pursuant to the Third Amendment, effective as of June 30, 2018, the Borrowers were granted a waiver for non-compliance from the liquidity covenant to have cash and cash equivalent investments together with borrowing base availability under the Credit Agreement of at least $4.0 million. In addition, as part of the Third Amendment, the Lenders requested that the Borrowers provide weekly cash flow forecasts and a monthly accounts payable report to the Lenders. The Third Amendment also provides for a redetermination of the borrowing base on August 15, 2018.

As of June 30, 2018, the Company had outstanding borrowings of $35.0 million under its credit facility, and its total borrowing base was $35.0 million, leaving no undrawn borrowing base. Due to drilling activities and other factors, the Company had a working capital deficit of $40.93 million (inclusive of the Company's outstanding debt under its credit facility) and a loss from operations of $2.90 million for the six months ended June 30, 2018.

These breaches of the terms and conditions of the Credit Agreement could result in acceleration of the Company’s indebtedness, in which case the debt would become immediately due and payable thereby giving its lenders various rights and remedies, including foreclosure.

The significant risks and uncertainties described above raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets, and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of the going concern uncertainty.

Operations Update

In 2017, the Company entered the Permian Basin through a joint venture with two privately held energy companies and established an Area of Mutual Interest (“AMI”) covering approximately 33,280 acres in Yoakum County, Texas, located in the Northwest Shelf of the Permian Basin. The primary target within the AMI is the San Andres formation, which has been one of the largest producing formations in Texas to date. As of June 30, 2018, the Company held a 62.5% working interest in approximately 4,823 gross acres (3,014 net acres) within the AMI. In November 2017, the Company drilled a salt water disposal well, the Jameson SWD #1. In December 2017, the Company spudded the State 320 #1H horizontal San Andres well, which was subsequently completed in February 2018. The Company opened the well on March 1, 2018 and placed the well on production. As of July 17, 2018, the well has produced a total of 1,708 barrels of oil, 12,748 Mcf of gas, and 421,603 barrels of water. The well is currently shut-in pending evaluation of the commerciality and future development of the prospect area. Given the well performance to date, the ability to establish commercial production in the prospect area is uncertain at this time.

Second Quarter 2018 Financial Results

Production

The following table presents the net quantities of oil, natural gas and natural gas liquids produced and sold by the Company for the three and six months ended June 30, 2018 and 2017, and the average sales price per unit sold.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Production volumes:
Crude oil and condensate (Bbls)	47,322	66,242	94,479	142,640
Natural gas (Mcf)	538,241	786,111	1,171,681	1,685,538
Natural gas liquids (Bbls)	28,974	35,092	54,217	68,566
Total (Boe) (1)	166,003	232,353	343,976	492,129
Average prices realized:
Crude oil and condensate (per Bbl)	$67.69	$47.14	$66.36	$48.65
Natural gas (per Mcf)	$3.30	$3.29	$3.04	$3.05
Natural gas liquids (per Bbl)	$29.11	$24.05	$30.09	$23.61

(1)
Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equal to one barrel of oil equivalent (Boe).

Revenues

The following table presents the Company’s revenues for the three and six months ended June 30, 2018 and 2017.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Sales of natural gas and crude oil:
Crude oil and condensate	$3,203,260	$3,122,848	$6,269,517	$6,938,780
Natural gas	1,775,919	2,587,968	3,567,170	5,141,410
Natural gas liquids	843,398	843,888	1,631,426	1,618,938
Total revenues	$5,822,577	$6,554,704	$11,468,113	$13,699,128

Expenses

The Company’s lease operating expenses (“LOE”) and LOE per Boe for the three and six months ended June 30, 2018 and 2017, are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Lease operating expenses	$1,890,809	$1,844,896	$3,556,129	$3,542,804
Severance, ad valorem taxes and
marketing	905,016	1,214,228	1,865,464	2,177,584
Total LOE	$2,795,825	$3,059,124	$5,421,593	$5,720,388

LOE per Boe	$16.84	$13.17	$15.76	$11.62
LOE per Boe without severance,
ad valorem taxes and marketing	$11.39	$7.94	$10.34	$7.20

Commodity Derivative Instruments

Commodity derivative instruments open as of June 30, 2018 are provided below. Natural gas prices are NYMEX Henry Hub prices, and crude oil prices are NYMEX West Texas Intermediate.

	2018	2019	2020
	Settlement	Settlement	Settlement
NATURAL GAS (MMBtu):
Swaps
Volume	887,533	1,660,297	1,095,430
Price	$2.97	$2.75	$2.68

CRUDE OIL (Bbls):
Swaps
Volume	89,995	156,320
Price	$53.17	$53.77

About Yuma Energy, Inc.

Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s operations have focused on onshore properties located in central and southern Louisiana and southeastern Texas where it has a long history of drilling, developing and producing both oil and natural gas assets. In addition, during 2017 the Company began acquiring acreage in Yoakum County, Texas, with plans to explore and develop oil and natural gas assets in the Permian Basin. Finally, the Company has operated positions in Kern County, California, and non-operated positions in the East Texas Woodbine and the Bakken Shale in North Dakota. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, and estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: our limited liquidity and the Company’s ability to repay outstanding loans when due; the Company’s ability to continue as a going concern; reduction in the borrowing base of the Company’s credit facility; the risks of the oil and natural gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and natural gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; declines in oil and natural gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change.  The Company’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact:

James J. Jacobs
Executive Vice President, Treasurer and Chief Financial Officer
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2018	2017

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,348,627	$137,363
Accounts receivable, net of allowance for doubtful accounts:
Trade	3,522,107	4,496,316
Officer and employees	7,781	53,979
Other	441,795	1,004,479
Prepayments	622,843	976,462
Other deferred charges	387,108	347,490

Total current assets	7,330,261	7,016,089

OIL AND GAS PROPERTIES (full cost method):
Proved properties	504,060,185	494,216,531
Unproved properties - not subject to amortization	534,627	6,794,372

	504,594,812	501,010,903
Less: accumulated depreciation, depletion and amortization	(425,547,424)	(421,165,400)

Net oil and gas properties	79,047,388	79,845,503

OTHER PROPERTY AND EQUIPMENT:
Assets held for sale	2,309,243	-
Land, buildings and improvements	-	1,600,000
Other property and equipment	1,793,397	2,845,459
	4,102,640	4,445,459
Less: accumulated depreciation and amortization	(1,324,152)	(1,409,535)

Net other property and equipment	2,778,488	3,035,924

OTHER ASSETS AND DEFERRED CHARGES:
Deposits	467,592	467,592
Other noncurrent assets	79,997	270,842

Total other assets and deferred charges	547,589	738,434

TOTAL ASSETS	$89,703,726	$90,635,950

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS – CONTINUED
(Unaudited)

	June 30,	December 31,
	2018	2017

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of debt	$35,094,226	$651,124
Accounts payable, principally trade	8,904,037	11,931,218
Commodity derivative instruments	2,613,690	903,003
Asset retirement obligations	88,722	277,355
Other accrued liabilities	1,555,117	2,295,438

Total current liabilities	48,255,792	16,058,138

LONG-TERM DEBT	-	27,700,000

OTHER NONCURRENT LIABILITIES:
Asset retirement obligations	10,492,311	10,189,058
Commodity derivative instruments	783,338	336,406
Deferred rent	272,506	290,566
Employee stock awards	143,961	191,110

Total other noncurrent liabilities	11,692,116	11,007,140

COMMITMENTS AND CONTINGENCIES (Notes 2 and 15)

EQUITY
Series D convertible preferred stock
($0.001 par value, 7,000,000 authorized, 1,971,072 issued and outstanding as of June 30, 2018, and 1,904,391 issued and outstanding as of
December 31, 2017)	1,971	1,904
Common stock
($0.001 par value, 100 million shares authorized, 23,242,969 outstanding as of
June 30, 2018 and 22,661,758 outstanding as of December 31, 2017)	23,243	22,662
Additional paid-in capital	57,304,534	55,064,685
Treasury stock at cost (380,069 shares as of June 30, 2018 and 13,343 shares
as of December 31, 2017)	(438,890)	(25,278)
Accumulated earnings (deficit)	(27,135,040)	(19,193,301)

Total equity	29,755,818	35,870,672

TOTAL LIABILITIES AND EQUITY	$89,703,726	$90,635,950

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

REVENUES:
Sales of natural gas and crude oil	$5,822,577	$6,554,704	$11,468,113	$13,699,128

EXPENSES:
Lease operating and production costs	2,795,825	3,059,124	5,421,593	5,720,388
General and administrative – stock-based
compensation	64,230	385,097	360,524	436,832
General and administrative – other	1,587,628	1,906,629	3,336,866	4,082,631
Depreciation, depletion and amortization	2,245,170	2,763,444	4,462,491	5,904,384
Asset retirement obligation accretion expense	140,161	141,454	283,101	280,023
Impairment of long lived assets	176,968	-	176,968	-
Bad debt expense	261,659	73,513	327,467	73,513
Total expenses	7,271,641	8,329,261	14,369,010	16,497,771

LOSS FROM OPERATIONS	(1,449,064)	(1,774,557)	(2,900,897)	(2,798,643)

OTHER INCOME (EXPENSE):
Net gains (losses) from commodity derivatives	(2,095,570)	2,138,080	(3,346,830)	5,694,863
Interest expense	(567,635)	(482,285)	(1,033,927)	(978,376)
Gain (loss) on other property and equipment	-	(70,874)	-	484,768
Other, net	81,884	5,659	78,348	42,067
Total other income (expense)	(2,581,321)	1,590,580	(4,302,409)	5,243,322

INCOME (LOSS) BEFORE INCOME TAXES	(4,030,385)	(183,977)	(7,203,306)	2,444,679

Income tax expense (benefit)	-	(20,581)	-	5,950

NET INCOME (LOSS)	(4,030,385)	(163,396)	(7,203,306)	2,438,729

PREFERRED STOCK:
Dividends paid in kind	374,416	349,300	738,433	688,910

NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON STOCKHOLDERS	$(4,404,801)	$(512,696)	$(7,941,739)	$1,749,819

INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.19)	$(0.04)	$(0.35)	$0.14
Diluted	$(0.19)	$(0.04)	$(0.35)	$0.14

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING:
Basic	23,082,334	12,235,286	22,948,475	12,223,337
Diluted	23,082,334	12,235,286	22,948,475	12,407,996

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Reconciliation of net income (loss) to net cash provided by (used in)
operating activities:
Net income (loss)	$(7,203,306)	$2,438,729
Depreciation, depletion and amortization of property and equipment	4,462,491	5,904,384
Impairment of long lived assets	176,968	-
Amortization of debt issuance costs	260,803	172,826
Deferred rent liability, net	25,668	-
Stock-based compensation expense	360,524	436,832
Settlement of asset retirement obligations	(575,817)	(227,346)
Asset retirement obligation accretion expense	283,101	280,023
Bad debt expense	327,467	73,513
Net (gains) losses from commodity derivatives	3,346,830	(5,694,863)
Gain on sales of fixed assets	-	(556,141)
Loss on write-off of abandoned facilities	-	71,373
(Gain) loss on write-off of liabilities net of assets	(103,045)	(34,835)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	1,339,227	426,945
Decrease in prepaids, deposits and other assets	297,321	521,167
(Decrease) increase in accounts payable and other current and
non-current liabilities	65,487	(923,200)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,063,719	2,889,407

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for oil and gas properties	(6,928,684)	(4,526,587)
Proceeds from sale of oil and gas properties	1,000,000	5,400,563
Proceeds from sale of other fixed assets	-	641,556
Derivative settlements	(1,189,211)	550,675
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(7,117,895)	2,066,207

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings on senior credit facility	14,300,000	-
Repayment of borrowings on senior credit facility	(7,000,000)	(7,500,000)
Repayments of borrowings - insurance financing	(556,898)	(512,783)
Debt issuance costs	-	(2,152)
Shelf registration costs	(64,050)	-
Treasury stock repurchases	(413,612)	(23,270)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,265,440	(8,038,205)

CHANGE IN CASH AND CASH EQUIVALENTS	2,211,264	(3,082,591)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	137,363	3,625,686

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,348,627	$543,095

Supplemental disclosure of cash flow information:
Interest payments (net of interest capitalized)	$773,150	$811,042
Interest capitalized	$133,772	$112,136
Supplemental disclosure of significant non-cash activity:
(Increase) decrease in capital expenditures financed by accounts payable	$3,252,112	$(386,337)